EXHIBIT NO. 10.9

DATED 1 MAY 2009

(1) THE PARTIES LISTED IN SCHEDULE 1 HERETO

each a Chargor and together the Chargors

(2) WELLS FARGO BANK, NATIONAL ASSOCIATION

as Collateral Agent or Chargee

SECOND PRIORITY

OMNIBUS DEBENTURE

WARNING

THE TAKING OR SENDING BY ANY PERSON OF AN ORIGINAL OF THIS DOCUMENT INTO THE

CAYMAN ISLANDS MAY GIVE RISE TO THE IMPOSITION OF CAYMAN ISLANDS STAMP DUTY

REF: NB/sjs/M2915-87451

1.	DEFINITIONS AND INTERPRETATION	3

2.	CHARGOR REPRESENTATION AND WARRANTIES	8

3.	COVENANT TO PAY	9

4.	SECURITY	9

5.	FLOATING CHARGE	11

6.	DEPOSIT OF DOCUMENTS	13

7.	RIGHTS IN RESPECT OF MORTGAGED SHARES	13

8.	PRESERVATION OF SECURITY	13

9.	ENFORCEMENT OF SECURITY	16

10.	APPOINTMENT OF A RECEIVER	18

11.	POWERS OF A RECEIVER	19

12.	FURTHER ASSURANCES	19

13.	INDEMNITIES	19

14.	POWER OF ATTORNEY	20

15.	EXPENSES	21

16.	RELEASE	22

17.	NOTICES	22

18.	ASSIGNMENTS	22

19.	COLLATERAL AGENT	22

20.	SET-OFF	22

21.	SUBSEQUENT SECURITY INTERESTS	23

22.	COVENANTS	23

23.	MISCELLANEOUS	23

24.	ACKNOWLEDGMENT	24

25.	LAW AND JURISDICTION	24

26.	INTERCREDITOR AGREEMENT.	24

THIS FIXED AND FLOATING CHARGE is made on 1 May 2009

BETWEEN

(1)	EACH OF THE PARTIES LISTED IN SCHEDULE 1 HERETO, each an exempted company incorporated with limited liability under the laws of the Cayman Islands and having its registered office at P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104, Cayman Islands (each individually a “Chargor” and collectively the “Chargors”); and

(2)	WELLS FARGO BANK, NATIONAL ASSOCIATION, a company established under the laws of the United States of America as Collateral Agent for and on behalf of the Secured Parties pursuant to the Indenture (the “Collateral Agent” or “Chargee”).

WHEREAS

(A)	Pursuant to the Indenture, Seagate Technology International as Issuer (the “Issuer”) has issued USD $430,000,000 in aggregate principal amount of 10.00% Senior Secured Second-Priority Notes due 2014 (the “Notes”) secured by way of security, subject only to the prior ranking security created under the First Priority Security Omnibus Debenture, granted by the Chargors on the terms and conditions contained in the Indenture.

(B)	As security for the Secured Obligations, each Chargor has agreed to assign and charge by way of security, subject only to the prior ranking security created under the First Priority Security Omnibus Debenture, in favour of the Collateral Agent for the benefit of the Secured Parties, inter alia, all of its legal and beneficial interest in the Charged Property.

(C)	It is a covenant under the Indenture that each Chargor shall execute this Deed in favour of the Collateral Agent for the benefit of the Secured Parties.

(D)	It is intended that this document take effect as a deed notwithstanding the fact that a party may only execute this document under hand.

(E)	The Security Interests granted hereunder in respect of the Charged Property is subject to the terms, conditions and provisions of the Intercreditor Agreement in all respects.

NOW THIS DEED WITNESSETH

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed, unless the context otherwise requires, words and expressions which are capitalised but not defined herein (including in the recitals hereto) shall have the same meanings as are given to them in the Indenture. In addition, the following definitions shall apply:

“Assigned Property” means:

(a)	all of the rights, benefits, discretions, claims, warranties, remedies, security, indemnities or covenants of which any Chargor is the beneficiary or holder arising under or in connection with any contract entered into between such Chargor and any person including, for the avoidance of doubt, the Intercompany Loans;

(b)	all of the proceeds and returns of all or any part of any Chargor’s rights in relation to or under any contract entered into between such Chargor and any person including, for the avoidance of doubt, the Intercompany Loans; and

(c)	all rights, title and benefit of any Chargor to any allocations/distributions made pursuant to any contract entered into between such Chargor and any person including, for the avoidance of doubt, the Intercompany Loans, and any income deriving from such rights;

“Bank Account” means all current, deposit and other accounts of any Chargor as are set out in Schedule 2 to this Deed and shall include any renewal or redesignation of such account;

“Book Debts” means:

(a)	all of each Chargor’s book and other debts, all its account receivables, all other rights it has to receive money and all other amounts, now, or from time to time, due, owing or payable to it; and

(b)	the benefit of all related guarantees, indemnities, negotiable instruments, rights and security interests of any kind;

“Cayman Share Mortgages” means the second priority equitable share mortgages entered into on or about the date of this Deed by each of Seagate Technology, Seagate HDD and the Issuer (as mortgagors) with the Collateral Agent respectively pursuant to which each mortgagor thereunder mortgaged and granted other second priority security interests over the shares it holds in its subsidiaries incorporated in the Cayman Islands;

“Charged Property” means all the property, assets and income of each Chargor which from time to time are the subject of the several security interests created or expressed to be created (whether by way of assignment, legal or equitable mortgage, fixed or floating charge) by or pursuant to this Deed and each and every part of such property, assets and income and includes, without limitation, the property and assets listed in Schedule 2, Schedule 3, Schedule 4 and Schedule 5 to this Deed, but excluding, for the avoidance of doubt, any shares mortgaged pursuant to the Cayman Share Mortgages;

“Collateral Rights” means all rights, powers and remedies of the Chargee provided by or pursuant to this Deed or by law;

“Companies Law” means the Companies Law (as amended) of the Cayman Islands;

“Deed” means this deed of fixed and floating charge;

“Event of Default” means the occurrence of an Event of Default as defined in the Indenture and/or the failure by any Chargor to observe or perform any covenant or agreement contained in the Indenture Documents or any default in the payment of any of the Secured Obligations;

“First Priority Secured Party” means JPMorgan Chase Bank, N.A. as administrative agent under the Senior Credit Facility or any other administrative agent under a Senior Credit Facility that is a First Priority Obligation (as defined in the Intercreditor Agreement);

“First Priority Security Omnibus Debenture” means the Omnibus Debenture dated 29 April 2009 between the Chargors and the First Priority Secured Party;

“Fixtures” means any fixtures, fittings (including trade fixtures and fittings), fixed plant and machinery and apparatus;

“Floating Charge Property” has the meaning given to such term in Clause 5.1;

“Global Intercompany Note” means the global intercompany note dated April 29, 2009 entered among Seagate Technology, the Issuer and the other parties thereto;

“gross negligence” shall be interpreted according to the laws of the State of New York, United States of America;

“Guarantor” means each Chargor which is a party to the Indenture;

“Indenture” means the Indenture dated as of 1 May 2009 and made among the Issuer, Seagate Technology, Wells Fargo Bank, National Association as Trustee and the other guarantors thereto;

“Indenture Documents” has the meaning given to it in the U.S. Security Agreement;

“Insurance Policies” means all contracts and policies of insurance of any kind now and from time to time taken out by or on behalf of any Chargor or (to the extent of its interest) with the Insurer and any other insurer in which it now, or from time to time, has an interest and all relating proceeds, claims of any kind, returns of premium and other benefits;

“Insurer” means any insurer with which any Chargor now, or from time to time, has an Insurance Policy and all insurers now and from time to time providing insurance to the relevant Chargor;

“Intellectual Property” means:

(a)	any patents, trade marks, service marks, designs, trade names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property, rights and interests, whether registered or unregistered, including, without limitation, the patents, trade marks and copyrights set out in Schedule 4 to this Deed; and

(b)	the benefit of all applications and rights to use such assets;

“Intercompany Loans” means the intercompany loans identified in Schedule 3 and documented under the Global Intercompany Note;

“Intercreditor Agreement” means the agreement dated on or about the date hereof among JPMorgan Chase Bank, N.A., the Collateral Agent, Seagate HDD, the Issuer and the other Loan Parties (as defined therein);

“Memorandum and Articles of Association” means the memorandum and articles of association of each Chargor (as relevant) as amended from time to time;

“Mortgaged Shares” means all shares owned by a Chargor and all rights, benefits and advantages now or at any time in the future deriving from or incidental to any such shares (excluding any shares and related rights mortgaged and/or charged pursuant to the Cayman Share Mortgages) including all:

(a)	dividends or other distributions (whether in cash, securities or other property), interest and other income paid or payable in relation to any shares;

(b)	securities, rights, monies or other property whether certificated or uncertificated accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option, bonus issue or otherwise in respect of any shares (including but not limited to proceeds of sale); and

(c)	certificates or other evidence of title to any shares now and from time to time hereafter deposited with the Chargee;

“Parties” means the parties to this Deed;

“Plant and Machinery” means all plant, machinery and equipment now, or from time to time owned by any Chargor or (to the extent of its interest) in which it now, or from time to time, has an interest;

“Real Property” means freehold and leasehold property (anywhere in the world in each case including any estate or interest therein, all proceeds of sale thereof, all rights from time to time attached or relating thereto and all Fixtures from time to time in or on such property including, without limitation, the real property set out in Schedule 5 to this Deed);

“Register of Charges” means the register of charges of each Chargor maintained by it in accordance with Section 54 of the Companies Law;

“Seagate HDD” means Seagate Technology HDD Holdings, an exempted company with limited liability incorporated under the laws of the Cayman Islands with company number 103069 and having its registered office at P.O Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands;

“Secured Obligations” has the meaning given to it in the U.S. Security Agreement;

“Secured Party” or “Secured Parties” has the meaning given to it in the U.S. Security Agreement;

“Security Interest” means:

(a)	a mortgage, charge, pledge, lien, assignment by way of security or other encumbrance or security arrangement (including any hold back or “flawed asset” arrangement) securing any obligation of any person;

(b)	any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person;

(c)	any other type of arrangement having a similar effect; or

(d)	agreements to create the foregoing;

“Security Period” means the period commencing on the date of execution of this Deed and terminating on the date when all the Secured Obligations have been discharged in full;

“Successor” in the context of a party to an agreement shall be construed so as to include an assignee, transferee or successor in title of such party and any person who under the laws of its jurisdiction or domicile has assumed the rights and obligations of such party under such agreement or to which, under such laws, such rights or obligations have been transferred;

“U.S. Pledge Agreement” means the Second Lien U.S. Pledge Agreement among Seagate Technology, each of the Subsidiaries listed in Schedule I thereto and the Collateral Agent; and

“U.S. Security Agreement” means the Second Lien U.S. Security Agreement among Seagate Technology, the Issuer, the Collateral Agent and each of the Subsidiaries listed in Schedule I thereto.

1.2	In construing this Deed (including the recitals), unless otherwise specified:

(a)	references to any Party shall be construed so as to include that Party’s respective successors in title, permitted assigns and permitted transferees;

(b)	“including” and “in particular” shall not be construed restrictively but shall mean respectively “including, without prejudice to the generality of the foregoing” and “including, without limitation”, and “in particular, but without prejudice to the generality of the foregoing”;

(c)	references to a “person” shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality) and in each case, its successors and assigns and persons deriving title under or through it, in whole or in part, and any person which replaces any party to any document in its respective role thereunder, whether by assuming the rights and obligations of the party being replaced or whether by executing a document in or substantially in the form of the document it replaces;

(d)	“variation” includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and “vary” and “varied” shall be construed accordingly;

(e)	“writing” includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Deed to be signed and “written” has a corresponding meaning;

(f)	references to the “consent” of the Chargee shall be construed as the consent of the Chargee acting in its absolute discretion;

(g)	subject to Clause 23.3, references to this Deed or to any other document include references to this Deed or such other document as varied in any manner from time to time, even if changes are made to:

(i)	the composition of the parties to this Deed or such other document or to the nature or amount (including any increase) of any facilities made available under such other document; or

(ii)	the nature or extent of any obligations under such other document;

(h)	references to uncertificated shares are to shares the title to which can be transferred by means of an electronic or other entry and references to certificated shares are to shares which are not uncertificated shares;

(i)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa;

(j)	references to clauses and schedules are to clauses of, and schedules to, this Deed;

(k)	references to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be amended, modified or re-enacted;

(l)	headings and titles are for convenience only and do not affect the interpretation of this Deed;

(m)	an Event of Default is “continuing” if it has not been remedied or waived;

(n)	this Deed is a “Security Agreement” under the terms of the Indenture.

2.	CHARGOR REPRESENTATION AND WARRANTIES

2.1	Each Chargor hereby represents and warrants (only to the extent that it has not made representations and warranties that are materially similar in the Indenture) to the Chargee on the date of this Deed that:

(a)	the Chargor has been duly incorporated and registered as an exempted company with limited liability under the Companies Law;

(b)	other than as permitted by the Indenture, the Chargor is the legal and beneficial owner of its Charged Property free from any Security Interest (other than that created by the First Priority Security Omnibus Debenture and this Deed) or other interest and any options or rights of pre-emption and no person has or is entitled to any conditional or unconditional option, warrant or other right to acquire any interest in its Charged Property;

(c)	its Charged Property is, or will be when assigned and charged, freely transferable;

(d)	the Chargor has full power and authority to:

(i)	execute and deliver this Deed and the other Indenture Documents to which it is a party;

(ii)	be the legal and beneficial owner of its Charged Property; and

(iii)	comply with the provisions of, and perform all its obligations, under this Deed and the other Indenture Documents to which it is a party;

(e)	the Chargor has duly executed and delivered this Deed and the Indenture Documents to which it is a party;

(f)	this Deed and each other Indenture Document to which the Chargor is a party creates legal, valid and binding obligations enforceable against the Chargor in accordance with their terms;

(g)	the execution and performance of its obligations and liabilities under this Deed and each other Indenture Document to which the Chargor is a party will not:

(i)	contravene any law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it; or

(ii)	conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound; or

(iii)	contravene or conflict with any provision of its memorandum and articles of association;

(h)	it is able to pay its debts as they fall due and it has not taken any action nor have any steps been taken or legal proceedings been started or threatened in writing against it for:

(i)	winding up, dissolution or reorganisation;

(ii)	the enforcement of any encumbrance over its assets; or

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its assets;

(i)	it is not in breach (nor would be in breach with the giving of notice, passing of time, or satisfaction of any other condition) or in default under any deed, instrument or any agreement to which it is a party or which is binding on it or any of its assets;

(j)	no action, litigation, arbitration or administrative proceeding has been commenced or is pending or threatened in writing against it, nor is there subsisting any unsatisfied judgment or award given against it by any court, board of arbitration or other body;

(k)	all licences, consents, exemptions, clearance filings, registration, payments of taxes, notarisation and authorisations as are or may be necessary or desirable for the proper conduct of its business, trade, and ordinary activities and for the performance and discharge of its obligations and liabilities under this Deed and each other Indenture Document to which the Chargor is a party and which are required in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Deed and each other Indenture Document to which the Chargor is a party and the creation of security over the Charged Property have been obtained and are in full force and effect;

(l)	it has not taken any action whereby the rights attaching to the Charged Property are altered or diluted save to the extent such alteration or dilution is expressly permitted under this Deed or any other Indenture Document;

(m)	the Chargor has taken all corporate and other action required to approve its execution, delivery, performance and enforceability of this Deed and each other Indenture Document to which the Chargor is a party; and

(n)	this Deed is effective to create a valid and enforceable second priority Security Interest over or in respect of the Charged Property in favour of the Chargee ranking in priority to the interests of any liquidator (or similar officer) or creditor of the Chargor other than the First Priority Secured Party.

2.2	Each Chargor also represents and warrants to and undertakes with the Chargee that the foregoing representations and warranties will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances subsisting from time to time.

3.	COVENANT TO PAY

3.1	Each Chargor hereby covenants with the Chargee as primary obligor and not merely as surety to pay and discharge the Secured Obligations in the manner provided in the relevant Indenture Documents.

4.	SECURITY

4.1	Each Chargor, with full title guarantee, as a continuing security for the full and punctual payment and discharge of the Secured Obligations, hereby charges, in favour of the Chargee the whole of its undertaking and all its property, assets and rights whatsoever and wheresoever present and future including, without limitation and in each case subject to the prior ranking security created under the First Priority Security Omnibus Debenture:

(a)	by way of fixed equitable charge, all Real Property now belonging to it and all Real Property acquired by it from time to time;

(b)	by way of fixed charge and by way of equitable mortgage, all its shares (including the Mortgaged Shares but excluding, for the avoidance of doubt, any shares mortgaged pursuant to the Cayman Share Mortgages);

(c)	by way of fixed charge and absolute assignment by way of fixed security, all its Insurance Policies;

(d)	by way of fixed charge and absolute assignment by way of fixed security, all of the Chargor’s rights, title and interest from time to time in the Assigned Property;

(e)	by way of fixed charge and absolute assignment by way of fixed security, all of the Chargor’s rights, title and interest from time to time in the property and assets listed in each of Schedule 2, Schedule 3, Schedule 4 and Schedule 5 to this Deed;

(f)	by way of fixed charge:

(i)	all Plant and Machinery;

(ii)	all its goodwill and uncalled capital for the time being;

(iii)	all Intellectual Property including any Intellectual Property to which it is not absolutely entitled or to which it is entitled together with others;

(iv)	all Intellectual Property that may be acquired by or belong to it in the future, including any such Intellectual Property to which it is not absolutely entitled or to which it is entitled together with others;

(v)	the benefit of all agreements and licences now or in the future entered into or enjoyed by it relating to the use or exploitation of any Intellectual Property in any part of the world;

(vi)	all its rights now or in the future in relation to trade secrets, confidential information and knowhow in any part of the world;

(vii)	all its rights and causes of action in respect of infringement(s) (past, present or future) of the rights referred to in sub-paragraphs (f)(iii) to (f)(vi) inclusive of this Clause 4.1;

(viii)	all Book Debts now or in the future owing to it;

(ix)	all its interests and rights (if any) in or to any Bank Account and all balances now or in the future standing to the credit of any Bank Account, and all other current, deposit or other accounts with any bank or financial institution in which it has an interest and (to the extent of such interest) all balances now or in the future standing to the credit of those accounts;

(x)	any beneficial interest, claim or entitlement it has to any pension fund now or in the future; and

(xi)	the benefit of all licences, consents and authorisations held in connection with its business or the use of any asset and the right to recover and receive all compensation which may be payable in respect of them, provided that such Security Interests shall not extend to any property, assets and rights of any Chargor which are being effectively charged by any fixed Security Interest created under any of the Cayman Share Mortgages.

4.2	Each Chargor agrees with the Chargee and for the benefit of the Chargee that, until the security created pursuant to Clause 4.1(d) above is enforced:

(a)	each Chargor shall at all times remain liable to perform all the duties and obligations expressed to be assumed by it now and in relation to any contract entered into between the Chargor and any person to the same extent as if this Deed had not been executed; and

(b)	the exercise by the Chargee of any of the rights assigned hereunder shall not release any Chargor from any of its duties or obligations in relation to the Assigned Property.

5.	FLOATING CHARGE

5.1	Each Chargor as a continuing security for the full and punctual payment and discharge of the Secured Obligations hereby charges in favour of the Chargee by way of second floating charge the whole of its undertaking and all its property, assets and rights whatsoever and wheresoever present and future except to the extent that such undertaking, property, assets and rights are being effectively encumbered by any fixed Security Interest effected by Clause 4 or any fixed Security Interest created under any of the Cayman Share Mortgages and including any undertaking, property, assets and rights comprised within a charge which is reconverted under Clause 5.5 below (collectively the “Floating Charge Property”), but in each case so that each Chargor shall not (i) in any manner prohibited by the Indenture Documents, create any Security Interest over any such undertaking, property, assets and rights (whether having priority over or ranking pari passu with or subject to this Deed), (ii) take any other step referred to in Clause 8 with respect to any such undertaking, property, assets and rights or (iii) without the consent of the Chargee, sell, transfer, part or dispose of any such undertaking, property, assets and rights except by way of sale in the ordinary course of business.

5.2	The floating charge created by Clause 5.1 above may be crystallised into a fixed charge by notice in writing given at any time by the Chargee to the relevant Chargor (the “Notice”). Such crystallisation shall take effect over the assets or class of assets specified in the Notice. If no assets or class of assets are specified in the Notice, the Notice shall take effect over all the Floating Charge Property.

5.3	Notwithstanding the terms of Clause 5.2 above, the floating charge created by Clause 5.1 above shall automatically be converted and instantly crystallised (without the necessity of notice) into a fixed charge over all Floating Charge Property:

(a)	in respect of each Chargor, upon the occurrence of any of the following events:

(i)	the presentation of a petition for the winding-up of the Chargor;

(ii)	the calling of a meeting or the passing of a resolution for the voluntary winding-up of the Chargor;

(iii)	the issuing of a summons or motion for the appointment of a receiver in relation to the Chargor;

(iv)	any person taking possession, or a trustee, or receiver or similar officer being appointed, over any of the Floating Charge Property, or distress or any form of execution is levied or enforce upon or sued out against any such Floating Charge Property;

(v)	the presentation or making of an application for a warrant of execution, writ of fieri facias, garnishee order, charging order or other enforcement proceeding in respect of any of the Floating Charge Property;

(vi)	the Chargor becomes or is declared insolvent or otherwise unable to pay its debts as they fall due in the ordinary course of business; or

(vii)	the convening by the Chargor of a meeting of its creditors or the making of a proposal or arrangement or composition with, or any assignment for the benefit of, its creditors, or the presentation of a petition or calling of a meeting for the purpose of considering a resolution regarding such matters or other steps are taken for its winding up, or dissolution;

(b)	if (other than as permitted by the Indenture Documents) any Chargor resolves or takes steps to:

(i)	charge or otherwise encumber any of its Floating Charge Property;

(ii)	create a trust over any of its Floating Charge Property; or

(iii)	dispose of any Floating Charge Property;

(c)	if any event analogous to any of the events specified in paragraphs (a) and (b) of this Clause 5.3 occurs under the laws of any applicable jurisdiction,

and the Chargee shall be entitled without notice to any Chargor to take possession of and hold the same or to appoint a receiver thereof. The provisions of Clause 10 and Clause 11 shall govern the appointment, removal and powers of a receiver appointed under this Clause as if he were a Receiver appointed under Clause 10.

5.4	Except as otherwise stated in any notice given under Clause 5.2 above or unless such notice relates to all its Floating Charge Property, any prospective Floating Charge Property acquired by the Chargor after crystallisation has occurred under Clause 5.2 or Clause 5.3 above shall become subject to the floating charge created by Clause 5.1 above, so that the crystallisation shall be effective only as to the relevant Floating Charge Property in existence at the date of crystallisation.

5.5	Any charge which has crystallised under Clause 5.2 or 5.3 above may, by notice in writing given at any time by the Chargee to the relevant Chargor, be reconverted into a floating charge in relation to the assets specified in such notice.

5.6	Other than as permitted or contemplated by the Indenture Documents, the Chargor covenants not to create any Security Interest over any Floating Charge Property (whether having priority over, or ranking pari passu with or subject to the floating charge created by Clause 5.1 above) or take any other step referred to in Clause 8 save as permitted by this Deed, the Indenture Documents or with the prior written approval of the Chargee.

6.	DEPOSIT OF DOCUMENTS

6.1	Subject to the terms, conditions and provisions of the Intercreditor Agreement, each Chargor shall, upon request:

(a)	promptly execute and/or deliver to the Chargee such documents relating to the Charged Property as the Chargee reasonably requires, including any notice in respect of the Security Interests granted hereunder to be served on any relevant bank or financial institution, obligor or counterparty under any contract forming part of the Charged Property, Insurer or other relevant person; and

(b)	serve such documents or notices on such relevant person as the Chargee may reasonably require and/or hereby authorises the Chargee to do the same.

6.2	Each Chargor shall use all reasonable endeavours (including expending reasonable costs and expenses) to promptly procure the execution and delivery to the Chargee of acknowledgments by the addressees of the notices delivered to them pursuant to Clause 6.1 above as applicable.

6.3	Each Chargor shall, promptly upon execution of this Deed, and in any event within two Business Days from the date of execution of this Deed, provide evidence in form and substance satisfactory to the Chargee, that the particulars of this Deed have been recorded in its Register of Charges to reflect the security being granted hereunder.

7.	RIGHTS IN RESPECT OF MORTGAGED SHARES

7.1	Each Chargor shall pay all calls, instalments or other payments and shall discharge all other obligations, which may become due in respect of any of its Mortgaged Shares, provided that the Chargee may at any time after an Event of Default, if it thinks fit or is required to do so by a requisite majority of Noteholders in accordance with the Indenture, make such payments or discharge such obligations on behalf of the relevant Chargor. Any sums so paid by the Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

7.2	Each Chargor hereby authorises the Chargee to arrange at any time and from time to time prior to or after the occurrence of an Event of Default for its Mortgaged Shares or any part thereof to be registered in the name of the Chargee (or its nominee) to the extent applicable under relevant laws thereupon to be held, as so registered, subject to the terms of this Deed and, at the request of the Chargee, the relevant Chargor in each case shall without delay procure that the foregoing shall be done.

8.	PRESERVATION OF SECURITY

8.1	It is hereby agreed and declared that:

(a)	the security created by this Deed shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)	the Chargee shall not be bound to enforce any other security before enforcing the Security Interests created by this Deed;

(c)

no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Deed shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient; and

(d)	any waiver by the Chargee of any terms of this Deed shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

8.2	Unless and until an Event of Default:

(a)	each Chargor shall be entitled to exercise all voting and consensual powers pertaining to its Charged Property or any part thereof for all purposes not inconsistent with the terms of this Deed or the other Indenture Documents;

(b)	each Chargor shall be entitled to receive and retain any distributions, interest or other moneys or assets accruing on or in respect of its Charged Property or any part thereof.

8.3	The Chargee shall not have any duty to ensure that any moneys or assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct accounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) rights, moneys or other property paid, distributed, accruing or offered at any time on or in respect of, any of the Charged Property.

8.4	Any settlement or discharge under this Deed between the Chargee and the Chargors shall be conditional upon no security or payment to the Chargee by the Chargors or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from the Chargors on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

8.5	The rights of the Chargee under this Deed and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by any Chargor, the Chargee or any other person:

(a)	any time or waiver granted to or composition with any Chargor or any other person;

(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any Chargor or any other person;

(c)	any legal limitation, disability, incapacity or other circumstances relating to any Chargor or any other person;

(d)	any amendment or supplement to any Indenture Document or any other document or security (including any amendment the effect of which is to change the nature or amount of any facilities made available thereunder or to change the nature or extent of any obligations thereunder);

(e)	the dissolution, liquidation, amalgamation, reconstruction or reorganisation of any Chargor or any other person; or

(f)	the unenforceability, invalidity or frustration of any obligations of any Chargor or any other person under any Indenture Document or any other document or security.

8.6	Subject to the terms of the Intercreditor Agreement, during the Security Period, no Chargor shall by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Chargee of its rights under, or the security constituted by, this Deed or any Indenture Document or by virtue of any relationship between or transaction involving any Chargor (whether such relationship or transaction shall constitute any Chargor (other than the Issuer) a creditor of the Issuer, a guarantor of the obligations of the Issuer or in part subrogated to the rights of others against the Issuer or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Deed):

(a)	exercise any rights of subrogation against any other Chargor or any other person in relation to any rights, security or moneys held or received or receivable by the Chargee or any person;

(b)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(c)	exercise any right of set-off or counterclaim against any other Chargor or any such co-surety;

(d)	receive, claim or have the benefit of any payment, distribution, security or indemnity from any other Chargor; or

(e)	unless so directed by the Chargee (when any Chargor will prove in accordance with such directions), claim as a creditor of any other Chargor in competition with the Chargee.

Each Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

8.7	During the Security Period, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys received, recovered or realised under this Deed or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of the Secured Obligations or any other amount owing or payable under the Indenture Documents; provided that the Chargee shall be obliged to apply amounts standing to the credit of such account or accounts once the aggregate amount held by the Chargee in any such account or accounts opened pursuant hereto is sufficient to satisfy the outstanding amount of the Secured Obligations in full.

8.8	Each Chargor hereby covenants that during the Security Period it will remain the legal and beneficial owner of its Charged Property (subject to the Security Interests hereby created and subject to the security created under the prior ranking security created under the First Priority Security Omnibus Debenture) and that it will not (other than as permitted or contemplated by the Indenture Documents):

(a)	create or suffer the creation of any Security Interests (other than those created by this Deed) or any other interest on or in respect of the whole or any part of the Charged Property or any of its interest therein; or

(b)	sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property without the prior consent in writing of the Chargee.

8.9	Each Chargor shall during the subsistence of this Deed:

(a)	observe and perform all the obligations assumed by it and exercise all its rights and discretions in relation to its Charged Property upon the instructions of the Chargee or its nominee and shall diligently pursue any remedies available to it in respect of any material breach or claim arising in relation to the Charged Property upon the instructions of the Chargee or its nominee and will not, without the prior written consent of the Chargee cause or permit any rights attaching to the Charged Property to be varied or abrogated and the Chargee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by any Chargor to perform its obligations in respect thereof;

(b)	promptly pay all capital contributions and other payments due in respect of its Charged Property and if the Chargor fails to make any such payments, the Chargee may, but shall not be obliged to, make such payments on behalf the Chargor in which event any sums so paid shall be reimbursed on demand by the Chargor to the Chargee;

(c)	indemnify the Chargee on a full indemnity basis against all calls or other payments relating to the Charged Property and against any defects in the Chargor’s title to the Charged Property and against all actions, proceedings, losses, costs, claims or demands suffered or incurred in respect of anything done or omitted in any way relating to the Charged Property or in the exercise or purported exercise of any of the powers contained in this Deed by the Chargee other than as a result of the gross negligence or wilful default of the Chargee; and

(d)	give the Chargee immediate notice, in the event that any action, suit or other proceeding at law, in equity, in arbitration or before any other authority involving or affecting the Charged Property becomes known to it or is contemplated by the Chargor, and if the Chargor is contemplating such action, suit or other proceeding, the Chargor shall obtain the prior written consent of the Chargee before commencing such action, suit or other proceeding.

9.	ENFORCEMENT OF SECURITY

9.1	Subject to the terms of the Intercreditor Agreement, at any time after the occurrence of an Event of Default or if a demand is made for the payment of the Secured Obligations, the security hereby constituted shall become immediately enforceable and the rights of enforcement of the Chargee under this Deed shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing, the Chargee without further notice to any Chargor may, whether acting on its own behalf or through a receiver or agent:

(a)	solely and exclusively exercise all voting rights attaching to the Charged Property and shall exercise such rights in such manner as the Chargee may in its absolute discretion determine;

(b)	receive and retain all distributions, profits, income, returns of contributions, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such distributions, profits, income, returns of contributions, interest or other moneys or assets to be held by the Chargee, as additional security assigned and charged under and subject to the terms of this Deed and any such distributions, profits, income, returns of contributions, interest and other moneys or assets received by any Chargor after such time shall be held in trust by the relevant Chargor for the Chargee and paid or transferred to the Chargee on demand;

(c)	take possession of, get in, assign, exchange, sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of;

(d)	borrow or raise money either unsecured or on the security of the Charged Property (either in priority to this Deed or otherwise);

(e)	settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of any Chargor or relating to the Charged Property;

(f)	bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Property or any business of any Chargor;

(g)	make any arrangement or compromise on behalf of any Chargor in respect of the Secured Obligations;

(h)	rank and claim in the insolvency of any Chargor and receive dividends and accede to agreements for the creditors of any Chargor;

(i)	with a view to, or in connection with, the management or disposal of the Charged Property carry out any transaction, scheme or arrangement which the Chargee may, in its absolute discretion, consider appropriate;

(j)	appoint and engage employees, managers, agents and advisers upon such terms as to remuneration and otherwise and for such periods as it may determine, and dismiss them;

(k)	redeem any security (whether or not having priority to this Deed) over the Charged Property and to settle the accounts of any person with an interest in the Charged Property;

(l)	exercise and do (or permit any Chargor or any nominee of any Chargor to exercise and do) all such rights and things as the Chargee would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Property;

(m)	do anything else it may think fit for the realisation of the Charged Property or incidental to the exercise of any of the rights conferred on the Chargee under or by virtue of any document to which any Chargor is party; and

(n)	exercise all rights and remedies afforded to it under applicable law.

9.2	The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or to take any action to collect any moneys assigned by this Deed or to enforce any rights or benefits assigned to the Chargee by this Deed or to which the Chargee may at any time be entitled hereunder.

9.3	Upon any sale of the Charged Property or any part thereof by the Chargee, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Deed and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

9.4	Subject to the terms of the Intercreditor Agreement, any money received or realised by the Collateral Agent under the powers conferred by this Deed shall be paid or applied in a manner consistent with Section 6.02 of the U.S. Security Agreement.

9.5	During the Security Period, the Collateral Agent may refrain from applying or enforcing any other moneys, security or rights held by it in respect of the Secured Obligations or may apply and enforce such moneys, security or rights in such manner and in such order as it shall decide in its unfettered discretion.

9.6	Neither the Chargee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of dishonesty or wilful default.

9.7	The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

10.	APPOINTMENT OF A RECEIVER

10.1	At any time after occurrence of:

(a)	an Event of Default; or

(b)	a request has been made by any Chargor to the Chargee for the appointment of a receiver over its assets or in respect of the Chargor,

then notwithstanding the terms of any other agreement between that Chargor and any person but subject to the Intercreditor Agreement, the Chargee may (unless precluded by law) appoint in writing any person or persons to be a receiver or receiver and manager of all or any part of the Charged Property as the Chargee may choose in its entire discretion.

10.2	Where more than one receiver is appointed, the appointees shall have power to act jointly or separately unless the Chargee shall specify to the contrary.

10.3	The Chargee may from time to time determine the remuneration of a receiver.

10.4	The Chargee may remove a receiver from all or any of the Charged Property of which he is the receiver and after the receiver has vacated office or ceased to act in respect of any of the Charged Property, appoint a further receiver over all or any of the Charged Property in respect of which he shall have ceased to act.

10.5	Such an appointment of a receiver shall not preclude the:

(a)	Chargee from making any subsequent appointment of a receiver over all or any Charged Property over which a receiver has not previously been appointed or has ceased to act; or

(b)	appointment of an additional receiver to act while the first receiver continues to act.

10.6	The receiver shall be the agent of each Chargor or the relevant Chargor (as the case may be) (which shall be solely liable for his acts, defaults and remuneration) unless and until the relevant Chargor is placed into liquidation, after which time he shall act as principal. The receiver shall not at any time become the agent of the Chargee.

11.	POWERS OF A RECEIVER

11.1	Subject to the terms of the Intercreditor Agreement, in addition to those powers conferred by law, a receiver shall have and be entitled to exercise in relation to any Chargor all the powers set forth below:

(a)	to exercise all rights of the Chargee under or pursuant to this Deed, including all voting and other rights attaching to the Charged Property;

(b)	to make any arrangement or compromise with others as he shall think fit;

(c)	to appoint managers, officers and agents for the above purposes at such remuneration as the receiver may determine;

(d)	to redeem any prior encumbrance and settle and pass the accounts of the encumbrancer and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on each Chargor and the money so paid shall be deemed an expense properly incurred by the receiver;

(e)	to pay the proper administrative charges in respect of time spent by its agents and employees in dealing with matters raised by the receiver or relating to the receivership of any Chargor; and

(f)	to do all such other acts and things as may be considered by the receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Property or the value thereof.

12.	FURTHER ASSURANCES

12.1	Each Chargor shall, at its own expense, promptly do all such acts or execute all such documents (including assignments, transfers, assigns, charges, notices and instructions) as the Chargee may reasonably specify and in such form as the Chargee may reasonably require in order to:

(a)	perfect or protect the security created or intended to be created under or evidenced by this Deed (which, subject to the terms of the First Priority Security Omnibus Denture, may include the execution of a legal mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of this Deed) or for the exercise of any rights, powers and remedies of the Chargee provided by or pursuant to this Deed, the Indenture Documents or by law;

(b)	confer on the Chargee security over any property and assets of any Chargor located in any jurisdiction which is (to the extent permitted by local law) equivalent or similar to the security intended to be conferred by or pursuant to this Deed;

(c)	following an Event of Default, subject to the Intercreditor Agreement, facilitate the realisation of the assets which are, or are intended to be, the subject of this Deed.

12.2	Without limiting the other provisions of this Deed, each Chargor shall, at its own expense, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Chargee by or pursuant to this Deed.

13.	INDEMNITIES

13.1	Each Chargor will indemnify and save harmless the Chargee, any receiver and each agent or attorney appointed under or pursuant to this Deed from and against any and all reasonable expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Chargee or such agent or attorney other than as a result of the gross negligence or wilful default of the Chargee:

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Deed;

(b)	in the preservation or enforcement of the Chargee’s rights under this Deed or the priority thereof;

(c)	on the release of any part of the Charged Property from the security created by; or

(d)	arising out of any breach by any Chargor of any term of this Deed,

and the Chargee or such receiver, agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Deed. All amounts suffered, incurred or paid by the Chargee or such receiver, agent or attorney or any of them shall be recoverable on a full indemnity basis provided that nothing in this Clause 13.1 shall require any Chargor to indemnify and save harmless the Chargee from and against any expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Chargee as a result of the Chargee’s gross negligence, fraud or wilful default.

13.2	If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against any Chargor or the bankruptcy or liquidation of any Chargor or for any other reason any payment under or in connection with this Deed is made or fails to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Deed (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Deed, each Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Chargee against the amount of such shortfall. For the purposes of this Clause 13.2, “rate of exchange” means the rate at which the Chargee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

14.	POWER OF ATTORNEY

14.1	Each Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Chargee and the persons deriving title under it (including, but without any limitation, any receiver) jointly and also severally (with full power of substitution and delegation) to be its attorney-in-fact:

(a)	to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting the Chargee’s title to, for vesting any of the assets and property hereby charged, or assigned in the Chargee or its nominees or in any purchaser or for any of the purposes contemplated by this Deed;

(b)	after the occurrence of an Event of Default, to give effectual discharges for payments, to take and institute on non-payment (if the Chargee in its sole discretion so decides) all steps and proceedings in the name of any Chargor or of the Chargee for the recovery of such moneys, property and assets hereby charged or assigned;

(c)	after the occurrence of an Event of Default, to agree accounts and make allowances and give time or other indulgence to any surety or other person liable;

(d)	so as to enable the Chargee to carry out in the name of any Chargor any obligation imposed on any Chargor by this Deed (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Charged Property and the exercise of all the Chargors rights and discretions in relation to the Charged Property);

(e)	so as to enable the Chargee and any receiver or other person to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Deed or by law (including, after the occurrence of an Event of Default, the exercise of any right of a legal and beneficial owner of the Charged Property), and

(f)	generally for it and in its name and on its behalf and as its act and deed or otherwise execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid, in each case, subject to the terms, conditions and provisions of the Intercreditor Agreement.

14.2	Notwithstanding any other provision of clause 14.1, such power shall not be exercisable by or on behalf of the Chargee as the case may be until an Event of Default has occurred.

14.3	The power hereby conferred shall be a general power of attorney and each Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any attorney appointed pursuant hereto may execute or do. In relation to the power referred to herein, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

15.	EXPENSES

15.1	Each Chargor shall pay to the Chargee on demand all reasonable costs, fees and expenses (including, but not limited to, properly incurred legal fees and expenses) and taxes thereon incurred by the Chargee or for which the Chargee may become liable in connection with:

(a)	the negotiation, preparation and execution of this Deed;

(b)	the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Deed or the priority hereof;

(c)	any variation of, or amendment or supplement to, any of the terms of this Deed; or

(d)	any consent or waiver required from the Chargee in relation to this Deed,

and in the case referred to in Clauses 15.1(c) and 15.1(d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

15.2	Each Chargor shall pay promptly all registration, stamp, documentary and other like duties and taxes to which this Deed may be subject or give rise and shall indemnify the Chargee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of any Chargor to pay any such duties or taxes.

16.	RELEASE

16.1	Subject to Clause 16.2, when all the Secured Obligations have been paid in full in cash or the Security Interest created by this Deed is automatically released pursuant to section 11.04 or the Indenture, the Collateral Agent shall (at the request and cost of the Chargors) execute such documents and do all such reasonable acts as may be necessary to release the Charged Property from the security constituted by this Deed. Such release shall not prejudice the rights of the Collateral Agent under Clause 13.

16.2	If the Chargee considers in good faith that any amount received in payment or purported payment of the Secured Obligations (whether received from or paid by a Chargor or any other relevant person) is capable of being avoided or reduced by virtue of any insolvency or other similar laws:

(a)	the liability of each Chargor under this Deed and the security constituted by this Deed shall continue and such amount shall not be considered to have been irrevocably paid; and

(b)	the Chargee may keep any security held by it in respect of each Chargor’s liability under the Indenture Documents in order to protect the Secured Parties against any possible claim under insolvency law for up to six years after all Secured Obligations have been satisfied. If a claim is made against a Secured Party within that period, the Chargee may keep the security until that claim has finally been dealt with.

17.	NOTICES

17.1	Any notice or other communication given or made under or in connection with the matters contemplated by this Deed shall be provided in accordance with Section 12.03 of the Indenture.

18.	ASSIGNMENTS

18.1	This Deed shall be binding upon and shall ensure to the benefit of each Chargor, the Collateral Agent and each of their respective successors and (subject to clauses 18.2 and 18.3) assigns and references in this Deed to any of them shall be construed accordingly.

18.2	Each Chargor may not assign or transfer all or any part of its rights and/or obligations under this Deed.

18.3	The Collateral Agent may assign and transfer its rights pursuant to this Deed in accordance with the terms of Clause 7.05 of the U.S. Security Agreement.

19.	COLLATERAL AGENT

19.1	The Collateral Agent holds the benefit of this Deed (and any other security created in its favour pursuant to this Deed) as agent for and on behalf of the Secured Parties pursuant to the terms of the Indenture and U.S. Security Agreement. The retirement of the person for the time being acting as Collateral Agent and the appointment of a successor shall be effected in the manner provided for in the Indenture.

19.2	Nothing in this Deed shall constitute or be deemed to constitute a partnership between any of the Secured Parties and the Collateral Agent.

20.	SET-OFF

20.1	Each Chargor authorises the Collateral Agent (but the Collateral Agent shall not be obliged to exercise such right), after the occurrence of an Event of Default to set off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Collateral Agent to the relevant Chargor.

21.	SUBSEQUENT SECURITY INTERESTS

21.1	If the Chargee at any time receives or is deemed to have received notice of any subsequent Security Interest affecting all or any part of the Charged Property or any assignment or transfer of the Charged Property which is prohibited by the terms of this Deed, all payments thereafter by or on behalf of any Chargor to the Collateral Agent shall be treated as having been credited to a new account of the relevant Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Collateral Agent received such notice.

22.	COVENANTS

22.1	Each of the Chargors (other than Seagate Technology, Seagate HDD and the Issuer) hereby make the covenants set out in Sections 4.04, 4.05, 4.06, 4.07, 4.09, 4.12(a), 4.12(b), 4.13(a), 4.13(b), 4.13(c), 4.13(d), 4.13(e), 4.13(f), 4.13(g), 4.13(h) and 4.13(i), inclusive, of the U.S. Security Agreement and such covenants are hereby incorporated by reference into this Deed. For the purposes of this Clause 22.1, all references to Grantor or Grantors in the aforementioned Sections of the U.S. Security Agreement shall be construed as references to the Chargor or Chargors as appropriate and, where not otherwise defined in this Deed, the defined terms used in such Sections shall bear the meanings ascribed thereto in the U.S. Security Agreement.

22.2	If at any time any Chargor shall take a security interest in any property of a debtor in respect of an Intercompany Loan or any other person to secure payment and performance of an Intercompany Loan, such Chargor shall promptly assign such security interest to the Collateral Agent to the extent permitted by any contracts or arrangements to which such property is subject. Such assignment need not be filed on public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the debtor in respect of the relevant Intercompany Loan or other person granting the security interest.

22.3	None of the Chargors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Intercompany Loans, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any material credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

23.	MISCELLANEOUS

23.1	The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Deed in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit. The Chargee shall not be in any way liable or responsible to any Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

23.2	If any of the clauses, conditions, covenants or restrictions (the “Provision”) of this Deed or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then the Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.

23.3	This Deed (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

23.4	Each document, instrument, statement, report, notice or other communication delivered in connection with this Deed shall be in English or where not in English shall be accompanied by a certified English translation which translation shall with respect to all documents of a contractual nature and all certificates and notices to be delivered hereunder be the governing version and upon which in all cases the Chargee and the Secured Parties shall be entitled to rely.

23.5	This Deed may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

23.6	The parties intend that this Deed takes effect as a deed notwithstanding the fact that the Chargee may only execute it under hand.

24.	ACKNOWLEDGMENT

24.1	By execution hereof, each of the relevant Chargors acknowledges that the Intercompany Loan in respect of which such Chargor is the debtor has been assigned by way of security and agrees that this Deed and the U.S. Security Agreement shall constitute notice of such assignment.

25.	LAW AND JURISDICTION

25.1	This Deed shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this clause shall affect the right of the Chargee to serve process in any manner permitted by law or limit the right of the Chargee to take proceedings with respect to this Deed against any Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Deed in any jurisdiction preclude the Chargee from taking proceedings with respect to this Deed in any other jurisdiction, whether concurrently or not.

26.	INTERCREDITOR AGREEMENT.

26.1	The Security Interests created by this Deed on the property described herein are subordinate to the Security Interests on such property created by any similar instrument already granted to any First Priority Secured Party, in such property, in accordance with the provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary, the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Deed, the terms of the Intercreditor Agreement shall govern.

IN WITNESS whereof this Omnibus Debenture has been entered into by the parties and executed as a deed on the day and the year first before written.

EXECUTED AS A DEED by SEAGATE	)	/s/ Stephen J. Luczo
TECHNOLOGY:	)	Duly Authorised Signatory
)
	)	Name:	Stephen J. Luczo
)
	)	Title:	President, Chief Executive Officer and Chairman of the Board
)

in the presence of:

/s/ Georgia Brint
Signature of Witness

Name:	Georgia Brint

Address:	143 Zinfandel Circle, Scotts Valley, CA

Occupation:	Executive Assistant

EXECUTED AS A DEED by SEAGATE	)	/s/ Kenneth M. Massaroni
TECHNOLOGY HDD HOLDINGS:	)	Duly Authorised Signatory
)
	)	Name:	Kenneth M. Massaroni
)
	)	Title:	General Counsel, Secretary and Director
)

in the presence of:

/s/ Demetrios N. Mavrikis
Signature of Witness

Name:	Demetrios N. Mavrikis

Address:	101 Willis Rd., #1, Scotts Valley, CA 95066

Occupation:	Executive Assistant

EXECUTED AS A DEED by SEAGATE	)	/s/ Kenneth M. Massaroni
TECHNOLOGY INTERNATIONAL:	)	Duly Authorised Signatory
)
	)	Name:	Kenneth M. Massaroni
)
	)	Title:	General Counsel, Secretary and Director
)

in the presence of:

/s/ Demetrios N. Mavrikis
Signature of Witness

Name:	Demetrios N. Mavrikis

Address:	101 Willis Rd., #1, Scotts Valley, CA 95066

Occupation:	Executive Assistant

EXECUTED AS A DEED by SEAGATE	)	/s/ Kenneth M. Massaroni
TECHNOLOGY (IRELAND):	)	Duly Authorised Signatory
)
	)	Name:	Kenneth M. Massaroni
)
	)	Title:	Secretary and Director
)

in the presence of:

/s/ Demetrios N. Mavrikis
Signature of Witness

Name:	Demetrios N. Mavrikis

Address:	101 Willis Rd., #1, Scotts Valley, CA 95066

Occupation:	Executive Assistant

EXECUTED AS A DEED by SEAGATE	)	/s/ Kenneth M. Massaroni
TECHNOLOGY MEDIA (IRELAND):	)	Duly Authorised Signatory
)
	)	Name:	Kenneth M. Massaroni
)
	)	Title:	Secretary and Director
)

in the presence of:

/s/ Demetrios N. Mavrikis
Signature of Witness

Name:	Demetrios N. Mavrikis

Address:	101 Willis Rd., #1, Scotts Valley, CA 95066

Occupation:	Executive Assistant

EXECUTED AS A DEED by WELLS FARGO BANK, NATIONAL ASSOCIATION:	) )	/s/ Maddy Hall Duly Authorised Signatory
)
	)	Name:	Maddy Hall
	)	Title:	Vice President

in the presence of:

/s/ Kheang Tan
Signature of Witness

Name:	Kheang Tan

Address:	707 Wilshire Blvd., 17th Floor, Los Angeles, CA 90017

Occupation:	Assistant Vice President

SCHEDULE 1

LIST OF CHARGORS

1.	SEAGATE TECHNOLOGY

2.	SEAGATE TECHNOLOGY HDD HOLDINGS

3.	SEAGATE TECHNOLOGY INTERNATIONAL

4.	SEAGATE TECHNOLOGY (IRELAND)

5.	SEAGATE TECHNOLOGY MEDIA (IRELAND)

SCHEDULE 2

BANK ACCOUNTS

32

SCHEDULE 3

INTERCOMPANY LOANS

33

SCHEDULE 4

PATENTS

34

SCHEDULE 5

REAL PROPERTY

35